Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this report, unless defined below. As used in this unaudited pro forma combined financial information, “Liminatus” refers to Liminatus Pharma, LLC, a Delaware limited liability company, “ParentCo” refers to Iris Parent Holding Corp., a Delaware corporation, and “Iris” refers to Iris Acquisition Corp (formerly Tribe Capital Growth Corp I) prior to the Business Combination.

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Iris and Liminatus, adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement. Unless otherwise indicated or the context otherwise requires, references to the “Combined Company” refer to ParentCo and its consolidated subsidiaries after giving effect to the Business Combination.

The unaudited pro forma combined balance sheet as of December 31, 2024 combines the historical balance sheets of Iris, ParentCo, and Liminatus on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on December 31, 2024. The unaudited pro forma combined statement of operations for the year ended December 31, 2024, combines the historical statements of operations of Iris, ParentCo and Liminatus on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma combined balance sheet as of December 31, 2024 and unaudited pro forma combined statement of operations for the year ended December 31, 2024 has been derived from and should be read in conjunction with the following:

•	the historical audited financial statements of Iris as of and for the year ended December 31, 2024 and the related notes, which are included in Iris’s Annual Report on Form 10-K filed with the SEC on April 16, 2025 (the “Iris 2024 10-K”), which is incorporated by reference;

•	the historical audited financial statements of ParentCo as of and for the year ended December 31, 2024 and the related notes, which are included elsewhere in this filing; and

•	the historical audited financial statements of Liminatus as of and for the year ended December 31, 2024 and the related notes, which are included elsewhere in this filing.

The unaudited pro forma combined financial information should also be read together with the sections of the Iris 2024 10-K, which has been incorporated by reference, the financial statements of ParentCo as of and for the year ended December 31, 2024, and the financial statements of Liminatus as of and for the year ended December 31, 2024, and the section of this filing entitled “Liminatus’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this filing.

Business Combination Agreement

On November 30, 2022, Iris entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time), by and among Iris, ParentCo, Liminatus, Liminatus Pharma Merger Sub Inc. and SPAC Merger Sub, Inc.

Pursuant to the Business Combination Agreement, on the Closing, in sequential order: (a) Liminatus Merger Sub will merge with and into Liminatus, with Liminatus continuing as the surviving company and a wholly owned subsidiary of ParentCo (the “Liminatus Merger”) and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub will merge with and into Iris (the “SPAC Merger”, together with the Liminatus Merger (the “Mergers”)), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo.

In connection with the Business Combination, the cash held in the Trust Account after giving effect to any redemption of shares by Iris’ public stockholders will be used to pay certain fees and expenses in connection with the Business Combination, and for working capital and general corporate purposes.

Business Combination Consideration

Due to the business combination being completed, each issued and outstanding Iris Class A Share converted automatically into the right to receive one share of ParentCo Common Stock.

The total merger consideration received by securityholders of ParentCo at the Closing was the issue of ParentCo Common Stock with an aggregate value equal to approximately $175 million. The number of shares comprising the equity consideration was determined originally based on a deemed price of $10.00 per share of the ParentCo Common Stock.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby Iris was treated as the acquired company and Liminatus was treated as the acquirer, which is now a wholly owned subsidiary of ParentCo. Accordingly, for accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Liminatus, with the Business Combination treated as the equivalent of Liminatus issuing stock for the net assets of Iris, accompanied by a recapitalization. The net assets of Iris are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Liminatus. Liminatus has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	Liminatus’s existing shareholders have a majority of the voting power;

•	the Combined Company’s board consists of four directors, three of whom were designated by Liminatus and one of whom was designated by Iris;

•	all of Liminatus’s existing management will continue in their key positions in the management team of the Combined Company; and

•	Liminatus’s operations prior to the Business Combination comprise the ongoing operations.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination and the other events contemplated by the Business Combination Agreement in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes. The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma combined financial information does not purport to project the future operating results or financial position of the Combined Company following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma combined financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma combined financial information contained herein illustrates the consummation of the Business Combination, which closed on April 30, 2025. Pursuant to the Iris Certificate of Incorporation, the Iris public stockholders could have elected to redeem their Iris common shares upon the closing of the Business Combination for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account.

The below unaudited pro forma combined balance sheet and statement of operations do not include adjustments for the outstanding private warrants issued in connection with Iris’s initial public offering, as such these securities are not exercisable until 30 days after the Closing.

The following summarizes the pro forma common shares issued and outstanding immediately after the consummation of the Business Combination:

	Pro Forma Combined
	Shares	%
Iris public stockholders	114,633	0.4%
Sponsor and independent directors	6,900,000	25.8%
Deferred underwriting commissions	700,000	2.6%
Equity PIPE Investor	1,500,000	5.6%
Liminatus Members	17,500,000	65.6%
Pro Forma Capitalization	26,714,633	100.0%

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2024

(Dollars in Thousands)

				Transaction
				Accounting
	Liminatus	Iris	ParentCo	Adjustments		Pro Forma
	(Historical)	(Historical)	(Historical)	(Note 2)		Combined
Assets
Cash	$56	$65	$-	$4,340	(b)	$11,962
				1,314	(c)
				(500)	(e)
				(4,322)	(f)
				(2,995)	(f)
				15,000	(g)
				(300)	(n)
				(500)	(p)
				(196)	(q)
Loan receivable	3,669	-	-	4,300	(b)	-
				(7,969)	(o)
Restricted cash - held in Trust Account	-	739	-	702	(a)	-
				(1,442)	(d)
Due from Sponsor	-	1	-			1
Deferred transaction costs	1,401	-	-	(1,401)	(f)	-
Prepaid and other current assets	156	7	-	196	(q)	359
Total current assets	5,282	812	-	6,227		12,322
Cash and Investments held in Trust Account	-	2,016	-	(702)	(a)	-
				(1,314)	(c)
Due from related party, non-current	126	-	-			126
Property, plant and equipment, net	1	-	-			1
Total assets	$5,409	$2,828	$-	$4,211		$12,449

Liabilities
Accounts payable and accrued expenses	$1,484	$2,612	$1	$(951)	(f)	$1,745
				(1,401)	(f)
Class A Common stock pending redemption	-	739	-	702	(a)	-
				(1,442)	(d)
Income taxes payable	-	3	-			3
Excise tax payable	-	129	-			129
Accrued interest, related parties	955	-	-			955
Due to research and development partner	1,782	-	-			1,782
Due to related parties	195	75	-			270
Short-term debt	360	-	-			360
Short-term debt, related parties	19,973	-	-	4,340	(b)	24,313
Promissory note - related party, net of debt discount	-	1,454	-	(300)	(n)	1,154
Promissory note - Liminatus	-	3,669	-	4,300	(b)	-
				(7,969)	(o)
Total current liabilities	24,749	8,681	1	(2,720)		30,711
Deferred underwriting fee payable	-	9,660	-	(9,160)	(e)	500
Warrant liability	-	357	-	(69)	(l)	239
				(49)	(m)
Total liabilities	24,749	18,698	1	(11,998)		31,450

Redeemable equity
Class A common stock subject to possible redemption	-	1,756	-	(702)	(a)	-
				(1,054)	(h)
Stockholders' equity (deficit)/ Members' deficit
Iris Preferred Stock	-	-	-			-
Iris Common Stock
Class A common stock	-	1	-	(1)	(i)	-
Class B common stock	-	-	-	-		-
Liminatus Member Units
Class A member units	4,547	-	-	(4,547)	(j)	-
Class B member units	167	-	-	(167)	(j)	-
ParentCo Common Stock	-	-	-	-	(e)	3
				-	(g)
				-	(h)
				1	(i)
				2	(j)
Extension deposits due from Sponsor		(161)	-			(161)
Additional paid-in capital	4,611	52	-	7,000	(e)	9,822
				1,660	(e)
				(4,322)	(f)
				15,000	(g)
				1,054	(h)
				4,712	(j)
				(19,563)	(k)
				69	(l)
				49	(m)
				(500)	(p)
Stock subscription receivable	-	-	-			-
Accumulated deficit	(28,665)	(17,518)	(1)	(2,044)	(f)	(28,665)
				19,563	(k)
Total stockholders equity / Members' deficit	(19,340)	(17,626)	(1)	17,966		(19,001)
Total liabilities and stockholders' equity/ Members' deficit	$5,409	$2,828	$-	$4,211		$12,449

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Dollars In Thousands, Except Share and Per Share Amounts)

				Transaction
	Liminatus	Iris	ParentCo	Accounting		Pro Forma
	(Historical)	(Historical)	(Historical)	Adjustments		Combined
Operating expenses:
General and administrative	$645	$2,906	$-			$3,551
Research and development	2,685	-	-			2,685
Total operating expenses	3,330	2,906	-	-		6,236
Loss from operations	(3,330)	(2,906)	-	-		(6,236)
Other income (expense), net:
Interest expense, related parties	(339)	(1)	-			(340)
Interest expense	-	(137)	-			(137)
Interest income	123	-	-			123
Unrealized gain on fair value of warrant liabilities	-	19	-	(4)	(bb)	-
				(15)	(cc)
Unrealized gain on fair value of derivative liability	-	2	-	(2)	(ee)	-
Interest income on marketable securities held in Trust Account	-	138	-	(138)	(aa)	-
Other expense	-	-	-	(2,044)	(dd)	(2,044)
Total other income (expense), net	(216)	21	-	(2,203)		(2,398)
Income (loss) before provision for income taxes	(3,546)	(2,885)	-	(2,203)		(8,634)
Provision of income taxes	-	19	-	(19)	(ff)	-
Net income (loss)	$(3,546)	$(2,904)	$-	$(2,184)		$(8,634)

Basic and diluted weighted average units/ shares outstanding - Class A	95,555,554	7,191,610	-
Basic and diluted net income (loss) per unit/ share - Class A	$(0.02)	$(0.40)	$-
Basic and diluted weighted average units/ shares outstanding - Class B	16,666,666	-	-
Basic and diluted net income (loss) per unit/ share - Class B	$(0.11)	$-	$-
Basic and diluted weighted average shares outstanding - ParentCo	$-	$-	100
Basic and diluted net income (loss) per share ParentCo	$-	$-	$(4.05)
Basic and diluted weighted average shares outstanding						26,714,633
Basic and diluted net income (loss) per share						$(0.32)

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby Iris was treated as the “acquired” company. Accordingly, for accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Liminatus, and the Business Combination was treated as the equivalent of Liminatus issuing stock for the net assets of Iris, accompanied by a recapitalization. The net assets of Iris are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Liminatus.

The unaudited pro forma combined balance sheet as of December 31, 2024 gives pro forma effect to the Business Combination and other events contemplated by the Business Combination Agreement as if they had been consummated on December 31, 2024. The unaudited pro forma combined statement of operations for the year ended December 31, 2024 gives pro forma effect to the Business Combination and the other events contemplated by the Business Combination Agreement as if they had been consummated on January 1, 2024.

The unaudited pro forma combined balance sheet as of December 31, 2024 and unaudited pro forma combined statement of operation for the year ended December 31, 2024 has been derived from and should be read in conjunction with the following:

•	the historical audited financial statements of Iris as of and for the year ended December 31, 2024 and the related notes, which are included in Iris’s Annual Report on Form 10-K filed with the SEC on April 16, 2025 (the “Iris 2024 10-K”), which is incorporated by reference;

•	the historical audited financial statements of ParentCo as of and for the year ended December 31, 2024 and the related notes, which are included elsewhere in this filing; and

•	the historical audited financial statements of Liminatus as of and for the year ended December 31, 2024 and the related notes, which are included elsewhere in this filing.

The unaudited pro forma combined financial information should also be read together with the sections of the Iris 2024 10-K, which has been incorporated by reference, the financial statements of ParentCo as of and for the year ended December 31, 2024, and the financial statements of Liminatus as of and for the year ended December 31, 2024, and the section of this filing entitled “Liminatus’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this filing.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on estimates, the final amounts recorded may differ materially from the information presented.

Certain transactions, specifically the transaction expenses recognized by Iris and Liminatus in the pro forma transaction accounting adjustments for the year ended December 31, 2024 are not expected to recur in the statement of operations of the combined entity subsequent to the consummation of the business combination. Furthermore, while the Combined Company would be subject to tax at the corporate level subsequent to the consummation of the Business Combination, the Company would be in a net loss position which would result in a deferred tax asset which has been determined to not be more likely than not to be realized. Thus, the Combined Company would not have an income tax benefit. Accordingly, no adjustments for the income tax impact of any transaction accounting adjustments have been reflected.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this filing and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments that appear in this filing. The unaudited pro forma combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented. Management considers this basis of presentation to be reasonable under the circumstances.

2.	Transaction Accounting Adjustments to Unaudited Pro Forma Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2024, are as follows:

(a)	Reflects actual redemptions of 59,844 shares of common stock by public stockholders for an aggregate payment of approximately $0.7 million in connection with the special meeting held by Iris on March 4, 2025. Similar to those holders that redeemed public shares of Iris on December 26, 2024, see adjustment (d), such funds are indicated as restricted until the disbursement occurs.

(b)	To record additional advances under the Liminatus promissory note and additional related party loans received by Liminatus of approximately $4.3 million that occurred after December 31, 2024.

(c)	Reflects the liquidation and reclassification of cash and investments held in the Trust Account (as defined in this filing) that became available for general corporate use following the Business Combination.

(d)	Reflects the disbursement of cash restricted in the Trust Account for amounts owed to holders of 64,453 public shares of Iris related to the pending redemption of such public shares on December 26, 2024 and further those pending redemptions made by public holders on March 4, 2025 as discussed in (a).

(e)	Reflects the settlement of $9.2 million in deferred underwriting fees, of which $7.0 million was settled in Iris common shares (700,000 shares based on a deemed price of $10.00 per share; such price is subject to adjustment based on the five day volume-weighted average price prior to the filing of a resale registration statement covering such shares, with a minimum price of $4.00 per share), $0.5 million was settled in cash and $1.7 million was waived and no longer payable and was reflected as an increase to additional paid-in capital, as it would be eliminated upon execution of the Business combination due to the elimination of historical Iris equity. The remaining $0.5 million will be settled upon the earlier of the consummation of the Company’s next share offering, or in six months from the date of the business combination.

(f)	Represents the incremental transaction costs incurred by Liminatus and Iris of $4.3 million and $2.9 million, respectively, for legal, financial advisory and other professional fees. The Iris transaction costs exclude the deferred underwriting fees described in Note 2(e) above and the Benjamin Securities fees described in Note 2(q) below.

For the Liminatus transaction costs:

•	$1.4 million was capitalized in deferred transaction costs and accrued in accounts payable and accrued expenses as of December 31, 2024; and

•	$4.3 million was reflected as a reduction of cash and capitalized and offset against the proceeds from the Business Combination as a decrease to additional paid-in capital.

For the Iris transaction costs:

•	$0.9 million was accrued by Iris in accounts payable and accrued expenses and recognized in expense as of December 31, 2024;

•	$1.7 million was recognized in expense and paid as of December 31, 2024;

•	$2.9 million was reflected as a reduction in cash; and

•	$2.0 million was reflected as an adjustment to accumulated deficit as of December 31, 2024 which represents Iris transaction costs recognized in expense by Iris as of December 31, 2024. The costs expensed through accumulated deficit are included in the unaudited pro forma combined statement of operations for the year ended December 31, 2024 as discussed in Note 2(dd) below.

(g)	Represents the PIPE Financing issuance of 1.5 million common shares at $10.00 per share with a par value of $0.0001, generating gross proceeds of $15.0 million.

(h)	Reflects the transfer of Iris’s Class A common shares subject to possible redemptions as of December 31, 2024 to permanent equity.

(i)	Represents the conversion of each issued and outstanding share of Iris common stock for ParentCo Common Stock in the SPAC Merger.

(j)	Reflects the recapitalization of Liminatus Class A and Class B Member Units into 17,500,000 ParentCo common shares.

(k)	Reflects the elimination of Iris’s historical accumulated deficit after recording the transaction costs to be incurred by Iris as described in Note 2(d) above.

(l)	Reflects the reclassification of the public warrants’ derivative warrant liability of $0.1 million to equity as Iris’s public warrants are expected to be equity classified upon consummation of the Business Combination.

(m)	Reflects the forfeiture of 4,177,778 private warrants held by the Sponsor immediately prior to the Business Combination resulting in a net decrease to the derivative warrant liability of $0.1 million with an offset to additional paid-in capital. The remaining outstanding private warrants issued in connection with Iris’s initial public offering, are not exercisable until 30 days after the Closing, as such, the warrant liability has not been adjusted for these private warrants.

(n)	Represents the settlement of Iris’s related party promissory note, including the associated derivative liability, upon the consummation of the Business Combination, in cash.

(o)	Reflects the settlement of the promissory note between Iris and Liminatus upon the closing of the Business Combination

(p)	Represent fees to be paid to Benjamin Securities, Inc. pursuant to a Capital Markets Advisory Agreement whereby Benjamin Securities, Inc. will assist ParentCo in meeting the initial listing standards of Nasdaq. This adjustment has been shown as a reduction in additional paid-in capital, as it is a cost of issuing equity securities.

(q)	Reflects the payment made by upon the consummation of the Business Combination for D&O insurance, which will be utilized by the post-combination Company.

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2024 are as follows:

(aa)	Reflects an adjustment to eliminate interest income related to the Trust Account.

(bb)	Reflects the elimination of the change in fair value of the public warrants, which are expected to be reclassified to permanent equity upon the closing of the Business Combination, as discussed in Note 2(l) above.

(cc)	Reflects the elimination of the change in fair value of the 4,177,778 forfeited private warrants.

(dd)	Reflects preliminary estimated Iris transaction costs that were expensed upon the closing of the Business Combination, as discussed in Note 2(d) above. These costs are reflected as if incurred on January 1, 2024, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma combined statements of operations. This is a non-recurring item.

(ee)	Reflects the elimination of change in fair value of the warrant liability. Such warrants were forfeited upon the closing of the Business Combination, as discussed in Note 2(m) above.

(ff)	Reflects an adjustment to eliminate income taxes due to interest income related to the Trust Account.

3.	Loss per Share

The following represents the net loss per share calculated using the historical weighted average shares of Liminatus exchanged common shares outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming the shares were outstanding since January 1, 2024. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. No unexercised stock options and warrants, which are discussed elsewhere in this filing, were included in the earnings per share calculation as they would be anti-dilutive.

Year Ended December 31, 2024
Pro Forma Combined
Pro forma net loss	$(8,634)
Pro forma weighted average shares outstanding, basic and diluted	26,714,633
Pro forma net loss per share, basic and diluted	$(0.32)

Pro forma weighted average shares calculation, basic and diluted
Iris public stockholders	114,633
Sponsor and independent directors	6,900,000
Deferred underwriting commissions	700,000
Equity PIPE Investor	1,500,000
Liminatus Members	17,500,000
Pro forma weighted average Class A shares calculation, basic and diluted	26,714,633